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EXHIBIT 10.10  Branch/Office Agreement by and between U.S. Trading Corporation and David R. Marple

U.S. TRADING CORPORATION
BRANCH OFFICE AGREEMENT

AGREEMENT dated this 1st day of October 2001, set forth below by and among U.S. TRADING CORPORATION, a New York company ("USTC"), with its main office at 100 Quentin Roosevelt Boulevard, Suite 203, Garden City, New York 11530 and the individua1(s) set forth below, (the "Managers), jointly and severally:

David R. Marple

USTC is a securities broker dealer registered with the U.S. Securities and Exchange Commission ("SEC") and various states and is a member of the National Association of Securities Dealers (the "NASD").

The Managers wish to establish an office of USTC (the "Office") at the location set forth below:

David R. Marple
11781 South Lone Peak Parkway
Technology Center #22
Draper, Utah 84020

IT IS THEREFORE, AGREED AS FOLLOWS:

         1. NATURE OF RELATIONSHIP. USTC hereby retains the Managers to assist USTC in developing and managing USTC securities business and to provide supervisory functions at the Office location at the previously agreed upon pricing schedule. The Managers hereby accept such retention and agree to serve in such capacity and devote their full time and efforts to USTC's securities business operated at the Office. Managers shall each be bound by USTC's Written Supervisory Procedures (the "WSP") and any other previously agreed upon agreements. Additionally, Managers shall each be an associated person of USTC duly registered with the NASD and such states as may be required.
         2. THE OFFICE. Managers shall supervise the Office or, if required by any federal, state, or self-regulatory organization, law, rule or regulation, Managers shall appoint an office manager for the Office acceptable to USTC who shall be an approved person duly registered with the NASD with authority to carry out the supervisory responsibilities assigned to the a Office by USTC.
         3. REPRESENTATIONS OF MANAGERS. Each Manager jointly and severally, represents, warrants and covenants to USTC as follows:

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                  (a)      He is duly qualified to render services to USTC as
                           contemplated herein;
                  (b) He has never been suspended or censured by any federal, state or regulatory authority nor is he a statutorily disqualified person as defined under
                           Section 3(a)(39) of the Securities Exchange Act of 1934 nor is he under any contractual or legal restriction that would in any way impair his ability to comply with the provisions of this Agreement;
                  (c) He shall comply with and abide by all federal, state and self-regulatory organization laws, rules and regulations and the policies and procedures of USTC and the decision of the appropriate officer of USTC concerning all compliance matters; and
                  (d) He holds all material licenses including Series 7 necessary to perform his obligations hereunder.

4. DUTIES OF MANAGERS. Managers, jointly and severally, covenant and agree, during the term of this Agreement, to render the following services:

         (a) Hire, supervise and terminate, if required, qualified personnel located at the Office; (with the written approval of USTC)
         (b) Insure that the Office shall be used solely for the operations of USTC's securities business;
         (c) Maintain the Office at a location reasonably acceptable to USTC and provide all furniture, fixtures and equipment necessary to operate the Office. The foregoing shall be subject to:
                  (i) USTC's compliance with restrictions that may be imposed upon its operations by the NASD, and
                  (ii) The right of USTC to terminate at any time, the employment of all personnel with or without cause. Further, after proper investigation, all persons recommended by Managers, including clerical employees, must be submitted for approval in advance by USTC, and cannot commence their association or employment until duly licensed as required by the NASD.

5. APPROVAL OF CERTAIN ACTIVITIES. Managers must obtain USTC's written approval for each of following activities to be carried out at the
         Office:
         (a)      The expenditure of any funds, reimbursable to Managers by USTC
         (b) Any change in the nature or type of business activity carried out at the Office; and
         (c) The entry into any agreement or obligation or creation of any liability, that is binding upon or otherwise affects USTC or any of its affiliates.

6. COMPENSATION. For the services under this Agreement, Managers shall receive the compensation set forth on the previously agreed upon pricing schedule.

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7.       OFFICE EXPENSES. Managers shall each, jointly and severally, have complete financial responsibility for the operation of the Office and shall be responsible for, and promptly discharge all expenses, claims, obligations, charges and liabilities incurred in connection with the operation of the Office, including attorneys' fees and expenses. Any charges and expenses incurred by USTC on behalf of the Office may be charged to Managers and shall then be paid by Managers monthly, except that at the option of USTC any of the charges and expenses for which USTC may be liable, including compensation, benefits, taxes and charges of any other kind or nature payable to personnel employed at the Office, may be paid by USTC directly and deducted from any payment otherwise due Managers under this Agreement.

8. TICKET CHARGES. The Office will be charged by USTC, for clearance and execution services as set forth at the previously agreed upon pricing schedule.

9. INSURANCE. Managers shall maintain such insurance, in amounts and against risks, as is generally tamed by securities trading and brokerage firms as well as such insurance as may be reasonably necessary for the protection of USTC.

10. INDEMNIFICATION. Managers shall, each, jointly and severally indemnify and hold harmless USTC, its officers, directors, members, shareholders, controlling persons, employees, affiliates and agents against and in respect of any claim, liability, or expense incurred in connection with:

         (a) Any breach, misrepresentation, or omission, of any agreement, representation, warranty, covenant, term or condition on the part of Managers to be performed, fulfilled or complied with under this Agreement;
         (b) Any (i) unauthorized actions, (ii) violations of any laws, rules or regulations under federal or state law or promulgated by any selfregulatory organization or of the policies and procedures of USTC, or (iii) misconduct or breach of fiduciary duty by a Manager;
         (c) Any proceedings, demands assessments, judgments, costs and expenses, including reasonable legal fees and costs of investigation incident to the foregoing.

Further any amounts due USTC, or any of its affiliate under this Agreement may be set off against any amounts due Managers or any affiliate of Managers

11. PROPRIETARY MARKS. Managers acknowledge that USTC is the owner of its name and all logos and marks used for its business activities and they will not use USTC's name, logos or marks for any other purpose except in connection with the business of the Office. Upon termination of this Agreement, all use of USTC's logos and marks will immediately cease.

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12.      NON-COMPETITION. Managers, jointly and severally, agree and covenant that, during the term of this agreement and three years thereafter, they shall not:

         (a) Engage in any business, anywhere, using the name "U.S. Trading Corp.", or the name of any affiliate of USTC.
         (b) Solicit or enter into any agreement or arrangement with any trader, member, employee, independent contractor or associated person of USTC or any of its affiliates, or anyone who occupied such position during the year preceding the termination of this Agreement.

The foregoing restrictive covenant contained in Section 12(b) shall not apply to any trader, member, employee, independent contractor or associated person, who was employed by Managers prior to the execution of this Agreement.

13. TERM. The term of this Agreement shall be for a period of three (3) years commencing on the date hereof unless sooner terminated pursuant to paragraph 14. Thereafter, this Agreement shall be automatically renewable for successive one-year terms, unless terminated pursuant to paragraph 14.

14.      TERMINATION. This Agreement may be terminated as follows:

         (a) By USTC upon 30 days' prior written notice, if any of the Managers
                  (i) Fail to comply with or breach any of the material terms of this Agreement or prior agreements;
                  (ii) Breach any material representation or warranty contained in this Agreement;
                  (iii)    Shall be convicted of a felony;
                  (iv) Shall engage in misconduct materially injurious to USTC;
                  (v) Shall violate any federal state or self-regulatory organization law, rule, or regulation, or the policies and procedures of USTC;

         (b)      By the Managers upon 30 days' prior written notice, if USTC
                  (i) Fails to comply with or breach any of the material terms of this Agreement or prior agreements;
                  (ii) Breaches any material representation or warranty contained in this Agreement;
                  (iii)    Shall be convicted of a felony;
                  (iv) Shall engage in misconduct materially injurious to the Managers;
                  (v) Shall violate any federal, state or self-regulatory organization law, rule, or regulation, or the policies and procedures

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         (c)      By USTC or the Managers upon 10 days prior notice if the other has violated any federal, state or regulatory law, rule regulation or supervisory or compliance procedure of USTC which has a material adverse effect on the operations of USTC or the branch.

         (d) By the USTC or the Managers whenever they shall mutually agree in writing to terminate this Agreement.

15. ARBITRATION. Any controversy, claim or counterclaim arising out of this Agreement shall be governed by arbitration. Arbitration shall be conducted in New York City in accordance with the Rules of the NASD, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

16. CONFIDENTIALITY. Each Manager shall keep, and cause to keep, confidential each and every term of this Agreement, including but not limited to. Schedule A hereof, for ten years from the date hereof. However, a Manager may disclose the terms hereof, to the minimum extent required to governmental or regulatory authorities having legal right to the information or pursuant to a valid subpoena.

17. BREACH. Managers agree that a breach of the restrictive covenants contained in paragraphs 12 and 16 would result in immediate and irreparable harm to USTC. If such breach occurs, Managers agree that in addition to any other remedies available to USTC. Managers shall pay to USTC:(a) for a breach of paragraph 12, one year's salary of the relevant employee; and (b) for a breach of paragraph 16, one year's compensation due Managers hereunder

18. SUCCESSORS. For the Managers, the rights under this Agreement shall not be assignable and the duties shall not be assumed by another patty, except as otherwise contemplated in this Agreement.

19. NOTICES. All notices pursuant to this Agreement shall be in writing (including telecopy or other similar writing) and shall be delivered by hand, certified or registered mail, postage prepaid or telecopy to each party at the address set forth below or at such other address or telecopy number as either party may from time to time specify to the other. Any notice given hereunder shall have been deemed to be given on the date of mailing, personal delivery or telecopy thereof and shall be conclusively presumed to have been received on the third business day following the date of mailing or, in the case of personal delivery or telecopy, the day of delivery thereof.

20. ENTIRE AGREEMENT, AMENDMENTS AND WAIVERS. This Agreement constitutes the entire understanding between the parties, and superseding all prior negotiations and agreements relating to this subject matter. This Agreement may only be amended by in writing, signed by all of the parties. Any failure to pursue any remedy or waiver of any default under or breach of any provision as this Agreement shall not be deemed to be an election of available remedies or a waiver of any other similar or different default or breach.

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21.      SURVIVAL. The representations, warranties and covenants contained in this Agreement shall survive the termination of this Agreement.

22. UNENFORCEABILITY. The unenforceability of any term of this Agreement shall not affect any other term of this Agreement and the unenforceable term shall be deemed replaced by a provision which is enforceable and comes closest to the intention of the unenforceable term.

23. GOVERNING LAW. This agreement shall be governed by, construed and enforced in accordance with the laws of the State of New York, without regard to conflict-of-laws principles. The parties consent to the in personam jurisdiction of the courts located in the City of New York.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth below.

U.S. TRADING CORPORATION

By:      /S/ VINCENT LANDING
         ---------------------------
Vincent Landing, President


MANAGER:


/S/ DAVID R. MARPLE
---------------------------
(Signature)


DAVID R. MARPLE
------------------
(Print Name)

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